                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission Only
                                         (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ACTV, Inc.

 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.
         (1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
         (5) Total fee paid:

------------------------------------------------------------------------------
        [ ] Fee paid previously with preliminary materials:

------------------------------------------------------------------------------
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

------------------------------------------------------------------------------
        (2)  Form, Schedule or Registration Statement no.:

------------------------------------------------------------------------------
        (3)  Filing Party:

------------------------------------------------------------------------------
        (4)  Date Filed:

------------------------------------------------------------------------------

                                   ACTV, INC.
                           1270 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                                   -----------
                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 1997
                                   -----------

TO THE STOCKHOLDERS OF ACTV, INC.:

               NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of ACTV, Inc. (the "Company") will be held at ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 on May 16, 1997, at 9:30 a.m., local time for the following purposes:

        1. To elect three Class I directors to hold office for a term of three years;

        2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.10 par value per share, from 35,000,000 to 65,000,000;

        3. To approve an amendment to the Company's Restated Certificate of Incorporation to convert previously designated shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, each $0.10 par value per share and convertible at fixed prices of $1.50 and $2.50 into shares of the Company's Common Stock, respectively, into 1,000,000 shares of Blank Check Preferred Stock;

        4.     To ratify  the  appointment  of  Deloitte  & Touche  LLP,  as the
               Company's   independent  certified  public  accountants  for  the
               ensuing year; and

        5. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

               Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

               In order to ensure the presence of a quorum at the Meeting, it is important that Stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and promptly return the enclosed proxy card in the enclosed self-addressed, postage-paid envelope. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

               In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

      Date _______, 1997                    By Order of the Board of Directors

                                            William C. Samuels
                                            Chairman and Chief Executive
                                            Officer

                                   ACTV, INC.
                           1270 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                       1997 ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD AT 9:30 A.M., AT ACTV, INC.,
        1270 AVENUE OF THE AMERICAS, SUITE 2401, NEW YORK, NEW YORK 10020
                                 ON MAY 16, 1997

               This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of ACTV, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:30 a.m. at ACTV, Inc., 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 on May 16, 1997, and at any adjournments thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about April 17, 1997.

               All properly executed, unrevoked proxies on the enclosed form, if returned prior to the Meeting, will be voted in the manner specified by the Stockholder. If no specific instruction is given, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations.

               In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

                             OWNERSHIP OF SECURITIES

               Only stockholders of record at the close of business on March 31, 1997, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of March 31, 1997, the record date fixed for the determination of Stockholders entitled to vote at the Meeting, there were issued and outstanding 11,838,734 shares of common stock, $.10 par value per share (the "Common Stock").

               Each outstanding share is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

               The following table sets forth certain information as of March 31, 1997 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include stock appreciation rights ("SARs"), nor does it include options that have not yet vested or are not exercisable within 60 days of the date hereof:

NAME AND ADDRESS                          NUMBER OF              PERCENT
OF BENEFICIAL OWNER                        SHARES                OF CLASS
--------------------                      ---------             ---------
WILLIAM C. SAMUELS (1)                    3,496,917                27.69%
C/O ACTV, INC.
1270 AVENUE OF THE AMERICAS
NEW YORK, NY 10020

DAVID REESE  (2)                            215,000                 1.78%
C/O ACTV, INC.
1270 AVENUE OF THE AMERICAS
NEW YORK, NY 10020

BRUCE CROWLEY (3)                           133,000                 1.11%
C/O ACTV, INC.
1270 AVENUE OF THE AMERICAS
NEW YORK, NY 10020

RICHARD HYMAN (4)                            25,000                 *
C/O TRIQUEST FINANCIAL SERVICES, CORP.
505 PARK AVENUE
NEW YORK, NY 10022

THE WASHINGTON POST COMPANY (5)           2,341,334                19.78%
1150 15TH STREET, N.W.
WASHINGTON, D.C. 20071

WILLIAM A. FRANK (6)                          8,334                 *
C/O THE GREENWICH GROUP
1177 HIGH RIDGE ROAD
STAMFORD, CT 06905

CHRISTOPHER CLINE (7)                        34,818                 *
C/O ACTV, INC.
1270 AVENUE OF THE AMERICAS

NEW YORK, NY 10020

STEVEN SCHUSTER (8)                           4,167                 *
C/O MCLAUGHLIN & STERN
260 MADISON AVENUE
NEW YORK, NY 10016

JESS RAVICH (9)                              45,000                 *
C/O LIBRA INVESTMENTS, INC.
11766 WILSHIRE BLVD., SUITE 870
LOS ANGELES, CA 90025

ALL DIRECTORS AND OFFICERS                3,962,236                30.27%
AS A GROUP (8 PERSONS)
(1)(2)(3)(4)(6)(7)(8)(9)(10)

*       Indicates less than 1% of shares of Common Stock outstanding.

(1) Includes (a) 160,950 shares of Common Stock owned by Mr. Samuels, (b) 788,035 shares of Common Stock issuable to Mr. Samuels upon the exercise of stock options, and (c) 2,341,334 shares of Common Stock owned by The Washington Post Company (the "Post Company") and 206,598 shares owned by Dr. Michael J. Freeman, respectively, which are subject to voting agreements with Mr. Samuels.

(2) Consists of 215,000 shares of Common Stock issuable to Mr. Reese upon the exercise of stock options.

(3) Consists of 133,000 shares of Common Stock issuable to Mr. Crowley upon the exercise of stock options.

(4)     Consists of 25,000 shares issuable upon the exercise of stock options.

(5) All of the Post Company's shares are subject to a voting agreement with Mr. Samuels.

(6)     Consists of 8,334 shares issuable upon the exercise of stock options.

(7) Includes (a) 1,485 shares of Common Stock owned by Mr. Cline, and (b) 33,333 shares of Common Stock issuable to Mr. Cline upon the exercise of Stock Options.

(8)     Consists of 4,167 shares issuable upon the exercise of stock options.

(9)     Consists of 45,000 shares issuable upon the exercise of stock options.

(10) Includes 1,251,869 shares issuable upon the exercise of options that have vested or vest within 60 days of the date of this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

               The By-Laws of the Company provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. At any annual meeting of stockholders held after the initial election of all Classes of directors, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term.

               Three Class One directors are proposed to be elected at the Meeting, each to hold office for a period three years, or until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Unless such authority is withheld, it is intended that the accompanying proxy will be voted in favor of the three persons named below, all of whom are now serving as Class I Directors, unless the stockholder indicates to the contrary on the proxy. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.

CLASS III DIRECTOR NOMINEES - TERM EXPIRING 2000.

               Bruce Crowley, 39, Director since December 1995. Mr. Crowley became Executive Vice President of the Company in October 1995 and President of ACTV Net, Inc. ("ACTV Net") (previously ACTV Interactive, Inc.) in December 1995, after joining the Company as President - Distance Learning in October 1994. Prior thereto, he had been employed by KDI Corporation since 1988, and was most recently responsible for KDI Corporation's education division. Mr. Crowley has a B.A. from Colgate University (1979) and an M.B.A. from Columbia University
(1984).

               Richard Hyman, 45, Director since December 1994. For more than the past five years, he has been the President of Triquest Financial Services, Corp. Mr. Hyman received a BA from the University of Wisconsin (1974).

               Jess Ravich, 39, Director since October 1996. He has been the Chief Executive Officer and the majority shareholder of Libra Investments, Inc. ("Libra Investments"), a registered broker-dealer. Mr. Ravich is also a Director of Cherokee, Inc., a clothing manufacturer, and Koo Koo Roo, Inc., a restaurant chain.

CLASS II INCUMBENT DIRECTORS - TERM EXPIRING 1998.

               David Reese, 41, Director since 1992. Executive Vice President since November 1992 and President of ACTV Entertainment, Inc., a subsidiary of the Company ("ACTV Entertainment"), since November 1994. He has been employed by the Company since December 1988, and served as the Company's Vice President of Finance from September 1989 through November 1992. Mr. Reese has a B.S. from Pennsylvania State University (1978).

               Steven W. Schuster, 42, Director since May 1996. Mr. Schuster has been engaged in the practice of law for more than 16 years, since January 1996, with the law firm of McLaughlin & Stern LLP. From June 1993 to December 1995 he was a member of the law firm of Shane & Paolillo, P.C., and from January 1991 to May 1993 he was a member of the law firm of Gersten, Savage, Kaplowitz & Curtin, LLP, counsel to the Company. Mr. Schuster received his BA from Harvard University (1976) and his JD from New York University School of Law (1980).

CLASS III INCUMBENT DIRECTORS - TERM EXPIRING 1999.

               William Samuels, 54, Director and President since August 1, 1989. Chairman of the Board since November 1994, and Chief Executive Officer since 1993. Mr. Samuels served as Chairman of ACTV Interactive, a partnership with the Post Company, from July 1992 through March 1994, when the Company acquired the Post Company's interest in ACTV Interactive. Mr. Samuels is a trustee of Howard
J. Samuels Institute at City College. Mr. Samuels also serves on the Board of Directors of the Council of Economic Priorities. Mr. Samuels has a JD from
Harvard Law School (1968) and a BS in Economics and Engineering from the Massachusetts Institute of Technology (1965).

               William Frank, 48, Director since April 1996. He currently serves as the Chief Executive Officer of Greenwich Entertainment Group (the "Greenwich Group"), a position he has held since August 1994. The Greenwich Group is a licensee of the Company's Individualized Programming for use in malls and museums. From 1991 to 1996 Mr. Frank also served as Chairman of the Board of Directors of Corsearch, a data research company. From October 1993 to July 1994, Mr. Frank was employed by the Company as President of Private Networks. Prior thereto, he was employed for a period of eighteen years at the Alexander Proudfoot Company, a strategic management consulting company. Mr. Frank has a B.S. from the University of Missouri (1970).

STOCKHOLDER VOTE REQUIRED

               Election of each director requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.

EXECUTIVE COMPENSATION

EMPLOYMENT AND CONSULTING AGREEMENTS

               The Company and Mr. Samuels entered into an employment agreement in August 1995. Mr. Samuels serves as Chairman of the Board, President and Chief Executive Officer of the Company. For the five-year term of the agreement, Mr. Samuels will be paid a minimum annual salary of $250,000 and a bonus paid in cash and/or in registered securities equal to 2% of the increase over a twelve month period in the total market capitalization of the Company over fifty million dollars. Mr. Samuels' employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

               The Company and Mr. Reese entered into an employment agreement in August 1995. For the five year term of the agreement, Mr. Reese will be paid a minimum annual base salary of $200,000. Mr. Reese's employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

               Both Mr. Samuels' and Mr. Reese's employment contracts contain a change of control provision whereby, in certain circumstances, including the possibility that a person becomes the owner of 30% or more of the outstanding securities of the employer and they are not retained, they receive a bonus not to exceed 2.7 times the then current base salary and the exercise price on all options is reduced to $.10 per option.

               The Company and Bruce Crowley entered into an employment agreement in December 1995. Mr. Crowley has to serve as President of ACTV Net at an annual base salary of $200,000. Mr. Crowley's employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.

               Messrs. Samuels, Reese and Crowley have been granted options to purchase Common Stock of the Company, which as amended to date, are at an exercise price of $2.10 per share which expire in December 2002 and December 2003. A portion of the options are subject to adjustment to avoid dilution under certain circumstances. Mr. Samuels currently holds options to purchase an aggregate of 1,037,948 shares of Common Stock of which 788,035 are currently exercisable. Mr. Reese currently holds options to purchase an aggregate of 435,000 shares of Common Stock of which 215,000 are currently exercisable. Mr. Crowley currently holds options to purchase an aggregate of 301,000 shares of Common Stock of which 133,000 are currently exercisable. Messrs. Samuels, Reese and Crowley currently hold 282,000, 166,000 and 150,000 SARs, respectively.

               At the time of issuance, all options to the Company's employees were granted at an exercise price equal to or greater than the prevailing market price for the Company's Common Stock.

                           SUMMARY COMPENSATION TABLE

               The following table sets forth all cash compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1996, December 31, 1995, and December 31, 1994, paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose total compensation exceeded $100,000 per annum, and up to two persons whose compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years.

                                                    RESTRICTED                          ALL OTHER
NAME AND PRINCIPAL                                       STOCK                            COMPEN-
POSITION                 YEAR    SALARY     BONUS       AWARDS          OPTIONS/SARS      SATION
-------------------------------------------------------------------------------------------------
William C. Samuels       1996   $197,600   $151,955                       0/70,000       $  4,176
Chairman, Chief          1995   $196,597   $ 52,000                    625,087/30,000    $185,551
Executive Officer(1)     1994   $150,000   $ 25,000                    80,000/100,000    $  4,320

David Reese              1996   $156,000   $ 45,000                       0/60,000       $ 50,253
President, ACTV          1995   $149,022                               330,000/30,000    $ 86,957
Entertainment, Inc.(2)   1994   $123,078   $ 15,000                    40,000/30,000     $    990

Bruce Crowley            1996   $150,000   $ 25,000                       0/50,000
President, ACTV          1995   $147,990   $ 10,000                       201,000/0
Net(3)                   1994   $ 69,231                               100,000/100,000   $ 55,000

Christopher Cline        1996   $100,000                                   0/10,000
Vice President, Chief    1995
Financial Officer(4)     1994

Michael J. Freeman       1996   $173,680   $ 50,000                        100,000/0     $  3,238
Ph. D.(5)                1995   $160,409                                                 $197,652
                         1994   $162,500                                                 $  2,610

--------------
    (1) Mr. Samuels has served as Chief Executive Officer of the Company since 1993, Chairman of the Board since 1994, and President and a Director of the Company since August 1, 1989. Mr. Samuels' "other compensation" for 1994 relates to life insurance premiums paid by the Company. His "other compensation" for 1995 relates to life insurance premiums paid by the Company ($4,176) and to the exercise of SARs ($181,375). His "other compensation" for 1996 relates to life insurance premiums paid by the Company.

    (2) Mr. Reese has been the Company's Executive Vice President since November 1992 and the President of ACTV Entertainment, Inc. ("ACTV Entertainment") since 1994. Prior thereto he was the Company's Vice President of Finance from September 1989 through November 1992. Mr. Reese's "other compensation" for 1994 relates to life insurance premiums paid by the Company. His "other compensation" for 1995 relates to life insurance premiums paid by the Company ($957) and to the exercise of SARs ($86,000). His "other compensation" for 1996 relates to life insurance premiums paid by the Company ($1,253) and to the exercise of SARs ($49,000).

    (3) Mr. Crowley has been President of ACTV Net since December 1995, and prior thereto, the Company's President, Distance Learning since October 1994. During the period January to September 1994, Mr. Crowley performed consulting services for the Company for which he was paid $55,000.

    (4) Mr. Cline has been Vice President and Chief Financial Officer since November 1993.

    (5) Dr. Freeman currently serves as Advanced Product Development Liaison, and was previously Chairman of the Board of Directors until November 1994, and was Chief Executive Officer of the Company from 1985 to 1993. Dr. Freeman's "other compensation" for 1994 relates to life insurance premiums paid by the Company. His "other compensation" for 1995 relates to life insurance premiums paid by the Company ($2,523) and to the exercise of SARs ($195,129). His "other compensation" for 1996 relates to life insurance premiums paid by the Company.

OPTIONS AND STOCK APPRECIATION RIGHTS TO NAMED EXECUTIVE OFFICERS

               The following tables set forth certain information with respect to all outstanding stock options and SARs granted or issued during 1996 to the Company's Named Executive Officers.

                                          SAR GRANTS

                                                                                      POTENTIAL
                                                                                      REALIZABLE
                                                                                       VALUE AT
                                                                                       ASSUMED
                                                                                    ANNUAL RATES OF
                       NUMBER OF    % OF TOTAL                                        STOCK PRICE
                       SECURITIES   SARs                                              APPRECIATION
                       UNDERLYING   GRANTED           EXERCISE                             FOR
                       OPTIONS      TO EMPLOYEES      PRICE         EXPIRATION         OPTION TERM
     NAME OF HOLDER    GRANTED      IN FISCAL YEAR    ($/SHARE)     DATE               5%($) 10%($)
     --------------    --------     --------------    ---------     ----               ----- ------
                                       27.34%          $2.69        6/20/06(40,000)   118,311 299,823
     William Samuels     70,000                                     11/1/06(30,000)
     David Reese         60,000        23.44%          $2.69        6/20/06(30,000)   101,409 256,991
                                                                    11/1/06(30,000)
     Bruce Crowley       50,000        19.53%          $2.69        6/20/06(20,000)    84,508 214,159
                                                                    11/1/06(30,000)
     Christopher Cline   10,000         3.91%          $2.69        6/20/06            16,902  42,832



                                    OPTION GRANTS

                                                                                      POTENTIAL
                                                                                      REALIZABLE
                                                                                       VALUE AT
                                                                                       ASSUMED
                                                                                    ANNUAL RATES OF
                       NUMBER OF    % OF TOTAL                                        STOCK PRICE
                       SECURITIES   OPTIONS                                           APPRECIATION
                       UNDERLYING   GRANTED           EXERCISE                             FOR
                       OPTIONS      TO EMPLOYEES      PRICE         EXPIRATION         OPTION TERM
     NAME OF HOLDER    GRANTED      IN FISCAL YEAR    ($/SHARE)     DATE               5%($) 10%($)
     --------------    --------     --------------    ---------     ----               ----- ------

     Michael Freeman    100,000         36.36%          $2.69    11/1/01              74,251 164,075

                                   TEN-YEAR OPTION REPRICING

                  The following table sets forth certain information with respect to option repricings during the past ten years for the Company's Named Executive Officers. The purpose of the option repricings in fiscal 1996 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices. The option repricings were approved by the Company's Board of Directors.

                                                                               LENGTH OF
                                             MARKET                            ORIGINAL
                                NUMBER OF    PRICE OF     EXERCISE             OPTION
                                SECURITIES   STOCK AT     PRICE AT             TERM
                                UNDERLYING   TIME OF      TIME OF              REMAINING
                                OPTIONS/SARS REPRICING    REPRICING   NEW      AT DATE OF
                                REPRICED OR  OR           OR          EXERCISE REPRICING
                                AMENDED      AMENDMENT    AMENDMENT   PRICE    OR
     NAME OF HOLDER   DATE      (#)          ($)          ($)         ($)      AMENDMENT
     --------------   ----      ---          ---          ---         ---      ---------
William Samuels       11/19/92   120,000      2.00        6.00        2.50       3.2 Yrs
David Reese           11/19/92    54,683      2.00        4.09        2.50       1.3 Yrs
William Samuels       1/13/95     80,000      3.44        5.00        3.50       7.0 Yrs
David Reese           1/13/95     40,000      3.44        5.50        3.50       7.0 Yrs
David Reese           1/13/95     15,317      3.44        5.50        3.50       3.9 Yrs
Bruce Crowley         1/13/95    100,000      3.44        5.50        3.50       4.5 Yrs
Christopher Cline     1/13/95     25,000      3.38        5.50        3.50       5.0 Yrs
Christopher Cline     1/13/95     25,000      3.38        5.50        3.50       4.5 Yrs
William Samuels       11/4/96     80,000      2.69        3.50        2.69       5.2 Yrs
William Samuels       11/4/96    525,000      2.69        3.25        2.69       7.2 Yrs
David Reese           11/4/96     40,000      2.69        3.50        2.69       5.2 Yrs
David Reese           11/4/96     15,317      2.69        3.50        2.69       2.0 Yrs
David Reese           11/4/96    330,000      2.69        3.25        2.69       7.2 Yrs
Bruce Crowley         11/4/96    100,000      2.69        3.50        2.69       2.7 Yrs
Bruce Crowley         11/4/96    201,000      2.69        3.25        2.69       7.2 Yrs
Christopher Cline     11/4/96     50,000      2.69        3.50        2.69       2.7 Yrs
Christopher Cline     11/4/96     50,000      2.69        3.50        2.69       3.2 Yrs

                                Ten-Year SAR Repricing

               The following table sets forth certain information with respect to stock appreciation right repricings during the past ten years for the Company's Named Executive Officers. The purpose of the stock appreciation right repricings in fiscal 1996 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices and in accordance with the terms of the Company's 1996 Stock Appreciation Rights Plan. The stock appreciation rights repricings were approved by the Company's SAR Committee.

                                                                               LENGTH OF
                                             MARKET                            ORIGINAL
                                NUMBER OF    PRICE OF     EXERCISE             OPTION
                                SECURITIES   STOCK AT     PRICE AT             TERM
                                UNDERLYING   TIME OF      TIME OF              REMAINING
                                OPTIONS/SARS REPRICING    REPRICING   NEW      AT DATE OF
                                REPRICED OR  OR           OR          EXERCISE REPRICING
                                AMENDED      AMENDMENT    AMENDMENT   PRICE    OR
     NAME OF HOLDER   DATE      (#)          ($)          ($)         ($)      AMENDMENT
     --------------   ----      ---          ---          ---         ---      ---------
William Samuels       1/13/95    100,000      3.44         5.50       3.50     9.6 Yrs
William Samuels       11/17/95    30,000      3.44         4.50       3.50     9.5 Yrs
David Reese           1/13/95     30,000      3.44         5.50       3.50     9.6 Yrs
David Reese           11/17/95    30,000      3.44         4.50       3.50     9.5 Yrs
Bruce Crowley         1/13/95    100,000      3.44         5.50       3.50     9.6 Yrs
Christopher Cline     11/17/95    20,000      3.38         4.50       3.50     9.5 Yrs
William Samuels       11/4/96    100,000      2.69         3.50       2.69     7.7 Yrs
William Samuels       11/4/96     30,000      2.69         3.50       2.69     8.5 Yrs
William Samuels       11/4/96     40,000      2.69         3.75       2.69     9.6 Yrs
David Reese           11/4/96     30,000      2.69         3.50       2.69     7.7 Yrs
David Reese           11/4/96     30,000      2.69         3.50       2.69     8.5 Yrs
David Reese           11/4/96     30,000      2.69         3.75       2.69     9.6 Yrs
Bruce Crowley         11/4/96    100,000      2.69         3.50       2.69     7.7 Yrs
Bruce Crowley         11/4/96     20,000      2.69         3.75       2.69     9.6 Yrs
Christopher Cline     11/4/96     20,000      2.69         3.50       2.69     8.5 Yrs
Christopher Cline     11/4/96     10,000      2.69         3.75       2.69     9.6 Yrs

                         OPTION/SAR YEAR END VALUES (1)

                                                                                 VALUE OF UNEXERCISED
                                                                                 IN-THE-MONEY
                            SHARES                    NUMBER OF UNEXERCISED      OPTIONS/SARS
                            ACQUIRED ON     VALUE     OPTIONS/SARS AT FY-END     AT FY-END
     NAME                   EXERCISE (#)   REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
     -----------------------------------------------------------------------------------------------------
     William Samuels                                     99,000/186,000 SARs     $118,625/$142,625
                                                     613,035/525,000 Options     $444,776/$295,313

     David Reese                                         50,000/118,000 SARs      $66,125/$85,375
                                                    105,000/330,000 Options       $68,378/$185,625

     Bruce Crowley                                       40,000/110,000 SARs      $22,500/$61,875
                                                     66,000/235,000 Options       $37,125/$132,188

     Christopher Cline                                     4,000/26,000 SARs       $2,250/$14,625
                                                       33,333/16,667 Options       $18,750/$9,375

     Michael Freeman, Ph.D.                               32,000/32,000 SARs       $56,000/$56,000
                                                           0/100,000 Options         $0/$56,250


    (1) The closing bid price of a share of the Company's Common Stock at December 31, 1996, was $3 1/4. The base prices of SARs were either $1.50 or $2.69, and the exercise prices of stock options were either $2.50 or $2.69.

                                   BOARD COMPENSATION REPORT

    EXECUTIVE COMPENSATION POLICY

               The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers.

               Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for fiscal 1996 the Company focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

               Equity Compensation. The grant of stock options and stock appreciation rights to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options and stock appreciation rights increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options and stock appreciation rights in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and stock appreciation rights also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plans" and "1992 Stock Appreciation Rights Plan."

                SAR/COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The SAR/Compensation Committee of the Board of Directors ("Committee") is responsible for making all compensation decisions with respect to the executive officers of the Company. The Committee consists of William Frank and Steven Schuster, both of whom were elected to the Committee in June 1996.

    Chief Executive Officer Compensation

               As indicated above, the factors and criteria upon which the compensation of William C. Samuels, the Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the Company. In addition, the Company reviewed compensation levels of chief executive officers at comparable companies with the Company's industry.

    Respectfully submitted,

    William Samuels, Chairman
    David Reese, Bruce Crowley, Richard Hyman, William Frank, Steven Schuster and Jess Ravich

                            SAR/CORPORATE PERFORMANCE GRAPH

               The following graph shows a comparison of cumulative total stockholder returns from December 31, 1991 through December 31, 1996 for the Company, the Nasdaq Stock Market-U.S. Index ("Nasdaq") and the Hambrecht & Quist Technology Index ("H&Q").

                      ACTV, Inc.   H&Q       NASDAQ
     ----------------------------------------------
     Dec-91            100.00     100.00     100.00
     Mar-92            220.50     103.33     105.00
     Jun-92            186.10      94.77      96.09
     Sep-92            165.38      98.81     100.03
     Dec-92            234.28     115.02     116.37
     Mar-93            799.32     113.35     118.56
     Jun-93            661.51     115.78     120.83
     Sep-93            668.45     117.84     131.02
     Dec-93            730.43     125.52     133.59
     Mar-94            675.28     126.67     127.97
     Jun-94            620.16     117.47     121.99
     Sep-94            592.62     134.02     132.10
     Dec-94            399.66     145.70     130.59
     Mar-95            551.27     162.17     142.36
     Jun-95            482.35     196.73     162.84
     Sep-95            620.16     224.03     182.45
     Dec-95            413.43     218.76     184.70
     Mar-96            496.12     223.13     193.30
     Jun-96            406.54     233.38     209.08
     Sep-96            344.53     248.51     216.52
     Dec-96            358.31     262.49     227.16

               The graph assumes that the value of the investment in the Company's Common Stock, Nasdaq and H&Q was $100 on December 31, 1991 and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock.

    OTHER COMPENSATION

               Outside directors may be paid an honorarium for attending meetings of the Board of Directors of the Company, in an amount that management anticipates will not exceed $500 per meeting.

                           AGREEMENTS WITH MANAGEMENT

               In June 1985, a group of investors, including Dr. Freeman, engaged in a restructuring of the Company and the purchase of the shares of certain previous investors. In connection with such restructuring, the Company obligated itself to repay certain creditors, out of a repayment pool ("Repayment Pool") to be funded with 10% of the Company's available cash flow in excess of $1,000,000 in any calendar year. As of December 31, 1993, the aggregate amount of principal and interest due such creditors was approximately $709,794. During 1994, the Company extinguished all outstanding obligations under the Repayment Pool by paying cash, and in three cases issuing promissory notes, in separately negotiated settlement agreements with the holders of the obligations. The settlement price in all these agreements was approximately 18% of the obligations' face value. The three notes, issued to Nolan Bushnell, Prudential Bache Securities, Inc., and Dr. Freeman, in the original principal amounts of $190,000, $25,000 and $8,770, respectively, were also repaid during 1994, at either their original principal amount, or at a discounted amount.

                      STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    STOCK OPTION PLANS

               On August 9, 1989, the Board of Directors approved a 1989 Employee Incentive Stock Option Plan and a 1989 Non-Qualified Stock Option Plan (collectively, the "Plans") and on October 20, 1989, the stockholders authorized and approved the adoption of the Plans. The 1989 Employee Incentive Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to key employees. This Plan stipulates that the option price may not be less than the fair market value on the date of the grant. Options granted under this Plan shall not be exercisable for a period longer than ten (10) years from the date of the grant. The Plan generally provides that the time of exercise of any option the purchase price must be delivered in cash, or at the option of the Board of Directors, or a committee designated by the Board to administer the Plan (the "Committee"), through delivery of the Company's Common Stock equal in value to the option exercise price, or by a combination thereof. Options under this Plan may be issued as "Incentive Stock Options" under federal tax laws. As of December 31, 1996, 59,000 options were outstanding under this Option Plan at exercise prices of $2.50 to $2.69 per share, which options expire between the years 1977 and 2000. During 1996, none of the options granted under the Plan were exercised.

               The 1989 Non-qualified Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to employees, officers, directors, consultants and independent contractors. This Plan provides that the Board has the discretion to establish the option exercise price, and that the option exercise price may be less than fair market value at the time of the grant of the option. Options granted under this Plan shall expire on a date determined by the Board or the Committee, but in no event later than three months after the termination of employment or retainer. This Plan generally provides that the purchase price must be delivered in cash, or if permitted by the Board or the Committe, services rendered or by a combination thereof. As of December 31, 1996, 46,500 options were outstanding under this Plan at exercise prices of $2.50 to $5.50 per share, which options expire between the years 1997 and 1998. During 1996, none of the options under the Plan were exercised.

               The Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") was adopted by the Board of Directors in April 1996 and approved by the shareholders in July 1996. The purpose of the 1996 Stock Option Plan is to grant officers, employees and others who provide significant services to the Company a favorable opportunity to acquire Common Stock so that they have an incentive to contribute to its success and remain in its employ. Under the 1996 Stock Option Plan, the Company is authorized to issue options for a total of 500,000 shares of Common Stock. As of December 31, 1996, 212,500 options were issued under the plan.

               The Company has also issued options to purchase shares of Common Stock at varying prices, expiring at dates from 1997 to 2003, that are not part of the Plans. These include currently outstanding options to (i) Mr. Samuels for 1,138,035 shares at $2.10 per share; (ii) Mr. Reese for 435,000 shares at $2.10 per share; (iii) Mr. Crowley for 301,000 shares at $2.10 per share; and (iv) Mr. Cline for 50,000 shares at $2.10 per share. During the year ended December 31, 1996, no executive officer exercised options.

    1992 STOCK APPRECIATION RIGHTS PLAN

               The Company's 1992 Stock Appreciation  Rights Plan (the "1992 SAR
    Plan") was approved by the Company's stockholders in December 1992. The 1992 SAR Plan provides a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to stock appreciation rights ("SARs"). The 1992 SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing the recipients with an additional incentive to promote the financial success of the Company and its subsidiaries. Subject to adjustment as set forth in the 1992 SAR Plan, the aggregate number of SARs that may be granted shall not exceed 900,000. The 1992 SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee").

               SARs may not be exercised until the expiration of six months from the date of grant. One-fifth of the SARs awarded to a recipient vest at the end of each 12-month period following the date of grant. If a holder of an SAR ceases to be an employee, director or consultant of the Company, or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable, except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

               Upon exercise of an SAR, the holder will receive for each share for which an SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of an SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

               A grant of SARs has no federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock received, is taxable to the holder as ordinary income; the Company will have a corresponding deduction. Upon the sale of any Common Stock acquired by the exercise of

    SARs, holders will realize long-term or short-term capital gains or losses, depending upon their holding period for such Common Stock.

               Under the Company's 1992 SAR Plan, as of December 31, 1996, the Company had granted a total of 683,000 outstanding SARs at exercise prices of either $1.50 or $2.69 per share, including outstanding SARs of 215,000 to William Samuels, 100,000 to Bruce Crowley, 108,000 to David Reese and 20,000 to Christopher Cline. The initial prices of all the SARs granted were equal to the fair market values of a share of Common Stock on the dates of grant.

               The SARs expire between 1998 and 2006.

    1996 STOCK APPRECIATION RIGHTS PLAN

               The Company's 1996 Stock Appreciation Rights Plan (the "1996 SAR Plan") was adopted by the Board of Directors in April 1996 and approved by the shareholders in July 1996. The 1996 SAR Plan will provide a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "Stock Appreciation Rights" ("SARs"). The 1996 SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing these individuals with an additional incentive to promote the financial success of the Company and its subsidiary corporations. Subject to adjustment as set forth in the 1996 SAR Plan, the aggregate number of SARs that may be granted pursuant to the 1996 SAR Plan shall not exceed 500,000; provided, however that at no time shall there be more than an aggregate of 900,000 outstanding, unexercised SARs granted pursuant to both the 1996 SAR Plan and the Company's 1992 Stock Appreciation Rights Plan. (See "1992 Stock Appreciation Rights Plan"). The 1996 SAR Plan is administered by the Stock Appreciation Rights/Compensation Committee (the "SAR/Compensation Committee"). The 1996 SAR Plan imposes no limit on the number of recipients to whom awards may be made.

               SARs may not be exercised until the expiration of six months from the date of grant. If a holder of an SAR ceases to be an employee, director or consultant of the Company, or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the
    Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable, except by will or under the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

               Upon exercise of an SAR, the holder will receive for each share for which an SAR is exercised, as determined by the SAR/Compensation Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of the Company's Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of an SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

               The terms of the SARs will be set forth in a certificate of grant issued to the holder, which certificate will contain the provisions referred to above and such other provisions as the SAR Committee may determine.

               A grant of SARs has no federal income tax consequences at the time of such grant. Upon the exercise of such SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock of the Company received, is taxable to the holder as ordinary income; the Company will have a corresponding deduction. Upon the sale of the Company's Common Stock acquired by the exercise of SARs, holders will realize long-term or short-term capital gains or losses, depending upon their holding period for such Common Stock.

               Under the Company's 1996 SAR Plan, as of December 31, 1996, the Company had granted a total of 214,000 SARs at the exercise prices of $2.69 per share, including 70,000 SARs to William Samuels, 60,000 SARs to David Reese, 50,000 SARs to Bruce Crowley and 10,000 SARs to Christopher Cline.

    SECTION 401(K) PLAN

               During 1996, the Company adopted a Savings and Retirement Plan (the "401(k) Plan") covering the Company's full-time employees, the 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($9,500 in
    1996) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan.

    OPTIONS GRANTS IN SUBSIDIARIES

               In March 1997, William C. Samuels, the Company's President and a director, David Reese, the Company's Executive Vice President and a director, Bruce Crowley, the Company's Executive Vice President and a Director, and Christopher Cline, the Company's Chief Financial Officer were granted options to acquire Class B Common Stock of The Los Angeles Individualized Television Network, Inc. The Texas Individualized Television Network, Inc. ACTV Net, Inc. and ACTV Entertainment, Inc., each a wholly owned subsidiary of the Company. Each option is for a term of ten years and may be exercised in increments commencing July 1997 through March 14, 2007. The Class B Common Stock of each subsidiary entitles the holders thereof to 25 votes per share. The following sets forth the number of shares of Class B Common Stock of each subsidiary which may be acquired by each optionee and the percentage of the voting rights represented thereby assuming the exercise of all then exercisable options both as to the initial number of shares which may be acquired and as to all shares which may be acquired:

     Subsidiary       Optionee          Number of Shares Initial Voting   Total Voting
                                                         Percentage       Percentage
     Los Angeles      Samuels           250,000          25.76            37.9
     Network
                      Reese             250,000          25.76            37.9
     Texas Network    Samuels           250,000          25.76            37.9
                      Reese             250,000          25.76            37.9
     ACTV Net         Samuels           290,000          24.33            33.72
                      Reese             100,000          9.71             11.63
                      Crowley           290,000          24.33            33.72
                      Cline             20,000           1.66             2.33
     ACTV             Samuels           290,000          24.33            33.72
     Entertainment
                      Reese             290,000          24.33            33.72
                      Crowley           100,000          8.71             11.63
                      Cline             20,000           1.66             2.33

               The exercise price of the options are $1.55, $1.50 and $1.90 as to Los Angeles Network, Texas Network and ACTV Net which represent the fair market values per share based on an appraisal of the value obtained by the Company. Such appraisal deemed the shares of ACTV Entertainment to be valueless and the option price for such shares is the par value, $.10. In the event the employment of the optionee is terminated for any reason or there is a change in control as defined in the option, the options become immediately exercisable and the exercise price is reduced to $.10 per share.

               Messrs. Samuels, Reese, Crowley and Cline have also entered into shareholders' agreements regarding the shares of each subsidiary which may be acquired on the exercise of the options. Under the agreements each of the optionees has agreed that upon acquisition of the Class B Common Stock of a subsidiary he will not sell his shares except in connection with a bona fide offer from a third party, in which event the subsidiary and the other optionees will have a right of first refusal to acquire the offered shares on the same terms as the third party has offered to purchase them. Under each agreement the shares will be voted by William Samuels so long as he is Chairman, an officer or a director of such subsidiary, or if he ceases to hold such positions, Bruce Crowley will vote the Class B Shares of ACTV Net and David Reese will vote the Class B Shares of the other subsidiaries. On the second anniversary of the death, disability or resignation from employment by the subsidiary of the shareholder, such shareholders' Class B Common Stock will automatically convert to Class A Common Stock.

                             SECTION 16(a) REPORTING

               As under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended December 31, 1996 all reports for all transactions were filed on a timely basis.

                              MEETINGS OF THE BOARD OF DIRECTORS

               There were ten meetings of the Company's Board of Directors during 1996 held on March 25, 1996, April 19, 1996, May 21, 1996, June 20,
    1996, July 29, 1996,  August 2, 1996,  August 12, 1996,  September 18, 1996,
    September 27, 1996 and November 11, 1996. All of the Directors were either present or participated by telephone conference call at such meetings, except David Reese who was not present at, nor did he participate in the March 25, 1996 and September 27, 1996 meetings, Richard Hyman who was not present at, nor did he participate in the August 2, 1996, August 12, 1996 and September 27, 1996 meetings, and Jess Ravich, who was elected to the Board of Directors on October 1, 1996, who was not present at, nor did he participate at the November 11, 1996 meeting. There were two unanimous written consents of the Company's Board of Directors, pursuant to Section 141 of the General Corporation Law of Delaware, during 1996 dated May 6, 1996 and May 10, 1996. The Company has an SAR/Compensation Committee, consisting of Steven Schuster, who replaced Richard Hyman in June, 1996, and William A. Frank, who replaced Jay M. Kaplowitz, a former director, in April, 1996. There were five meetings of the SAR/Compensation Committee during 1996, held on March 11, 1996, June 20, 1996, July 24, 1996, November 5, 1996 and December 31, 1996. The Company also has an Incentive Stock Option Committee, which consists of William Samuels and David Reese. There were three meetings of the Incentive Stock Option Committee during 1996, held on March 20, 1996, July 24, 1996 and November 5, 1996. The Company does not currently have a standing Audit Committee or a Nominating Committee.

                        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               On March 17, 1992, the Post Company acquired an 8% Convertible Promissory Note of the Company in the principal amount of $1,500,000 (the "Convertible Note") and, in connection therewith, acquired 720,000 unregistered shares of Common Stock. The principal amount of the Convertible Note was payable in four installments of $375,000, together with accrued interest thereon, on March 15, 1994, September 15, 1994, March 15, 1995, and September 15, 1995. The purpose of this transaction was to provide working capital to the Company. On March 15, 1994, the unpaid principal and accrued and unpaid interest on the Convertible Note were converted into 871,334 shares of Common Stock of the Company at $2.00 per share.

               On March 11, 1994, the Post Company entered into a voting agreement with the Company and William C. Samuels, Chief Executive Officer of the Company, as voting trustee ("Voting Trustee"), pursuant to which the Post Company has assigned to Mr. Samuels its voting rights with respect to the Company's Common Stock that it holds. This voting trust remains in effect for 10 years, or as long as the Post Company's shareholdings in the Company are less than 51% of outstanding Common Stock. The Post Company also regains the right to vote its shares of Common Stock under certain circumstances, including the proposal of any amendment to the Company's certificate of incorporation requiring stockholder approval; in case of any reclassification or change of the outstanding Common Stock of the Company, any consolidation of the Company with, or merger of the Company into, another corporation, or in the case of a sale or conveyance to another corporation or other entity of all or substantially all of the property, assets or business of the

    Company; upon the commencement of a proxy contest regarding the Company's Board of Directors; if a person or entity acquires 20% or more of the outstanding Common Stock of the Company; or if a conflict of interest (as determined by the Post Company in its sole discretion) involving the Voting Trustee or any successor Voting Trustee should arise.

               On March 17, 1992, effective with the formation of ACTV Interactive, the Post Company acquired an option (the "Option") pursuant to an option agreement (the "Option Agreement") to purchase an additional 750,000 shares of the Company's Common Stock at $2.00 per share, or $2.50 per share if exercised after March 15, 1994. On March 15, 1994, the Post Company exercised this Option, receiving 750,000 shares at $2.00 per share. On such date, the average of the high bid and ask prices of the Company's Common Stock was $5 7/8. The Post Company also obtained, pursuant to the Option Agreement, certain "piggyback" and demand registration rights with respect to the 720,000 shares of Common Stock that it purchased in 1992 and the shares of Common Stock that it received upon exercise of the Option and conversion of the Convertible Note. In connection with the Option Agreement, the Post Company also received the right to purchase, from the Company, at a fair market exercise price to be determined, an amount of shares of Common Stock necessary to increase the Post Company's percentage ownership of the total then outstanding shares of Common Stock to 51%. Such right was exercisable through March 17, 1997, and was not exercised.

               On July 14, 1992,  the Post  Company and the Company  formed ACTV
    Interactive to market the Company's Programming Technology for educational applications world-wide. The Post Company invested $2.5 million and owned 51% of ACTV Interactive. ACTV Net, a wholly-owned subsidiary of the Company, owned a 49% interest in ACTV Interactive. In connection with the formation of ACTV Interactive, the Company entered into a license agreement (the
    "License Agreement") with the partnership, pursuant to which ACTV Interactive was given a license to exploit the Programming Technology in the creation and distribution of educational programming. The License Agreement provided for the Company to receive a five percent (5%) royalty on certain revenues generated by ACTV Interactive, subject to certain adjustments.

               On March 11, 1994, the Company purchased the Post Company's entire 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million note due December 31, 1996 (the "New Note"). The New Note accrued interest at 8% and was paid in full by October 1995.

               The consideration for the acquisition by the Company of the Post Company's interest in ACTV Interactive was based on the value of the ACTV Programming it had developed for education, its marketing and sales of such programming, and the Company's assessment of the future value of the use of the Programming Technology in the education and distance learning markets.

               William A. Frank is a director of the Company and the Chief Executive Officer of Greenwich Entertainment Group (the "Greenwich Group"), a position he has held since August 1994. In January 1995, the Company granted an exclusive license to the Greenwich Group for the use of the Company's Programming Technology in shopping malls, museums and entertainment centers. The Company expects minimal revenues from such license agreement. If the licensees are not paid, the Company has the right to cancel its license as to future theaters. In addition, the Company invested approximately $274,000 in 1996, in the Greenwich Group, in exchange for approximately 15% of the Company's outstanding common stock.

               Jess Ravich is a director of the Company and the Chief Executive Officer and Majority Stockholder of Libra Investments. Libra Investments was granted 100,000 options to purchase shares of Common Stock in connection with financial advisory services provided by Libra Investments. In addition, in connection with an equity offering offered through Libra Investments, Libra Investments and the Ravich Revocable Trust of 1989 were each issued warrants to purchase up to 18,000 shares of cumulative convertible preferred stock of ACTV Holdings, Inc., a wholly-owned subsidiary, convertible into shares of Common Stock of the Company.

               All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties.

                                 PROPOSAL NO. 2

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                 TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                                  COMMON STOCK

        The Board of Directors of the Company has adopted resolutions proposing an amendment to the Company's Restated Certificate of Incorporation which would amend the first paragraph of Article IV of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock, $.10 par value, to 65,000,000 shares from the 35,000,000 shares currently authorized. No change is proposed in the number of shares of Preferred Stock presently authorized, mainly 1,000,000. There are currently 11,838,734 shares of Common Stock and zero shares of Preferred Stock outstanding. In addition, the Company has reserved for issuance 3,017,718 shares of Common Stock in connection with outstanding stock options and has 337,000 stock options which may be granted under presently approved option plans.

        The Board of Directors of the Company is recommending the approval of the amendment to the Certificate of Incorporation for the following reasons. The Company previously announced a proposed private debt offering by a subsidiary and a proposed public offering of its shares of Common Stock. Each of these financing opportunities and other financing opportunities which may arise in the future will require substantial issuances of the Company's Common Stock. As presently proposed, the debt offering will require the Company to initially capitalize the subsidiary with shares of the Company's Common Stock.
Furthermore, in August 1996, as part of a financing for the Company, a subsidiary of the Company issued preferred stock which is convertible into Common Stock of the Company. Under the terms of the agreements relating to such financing, the Company is required to reserve for issuance, in connection with the possible conversion of such Preferred Stock, additional shares of Common Stock Finally, the Board believes that it is desirable to have the additional shares available to enable the Company to take advantage of other favorable financing opportunities that may arise in the future. The Board believes that the availability of such shares for issuance in the future will give the Company greater flexibility (with respect to the purpose of such issuance and the nature of any consideration that may be received therefor) and permit such shares to be issued without the expense and delay of holding a stockholders meeting. The shares would be available for issuance by the Board without further stockholder authorization, except as may be required by law or by the rules of Nasdaq or any other national quotation system or stock exchange on which the shares of Common Stock may then be listed). The issuance of any additional shares of Common Stock may result in a dilution of the voting power of the holders of outstanding shares of Common Stock and their equity interest in the Company.

        Although not intended as an anti-takeover device, issuing additional shares the Common Stock could impede a non-negotiated acquisition of the Company by diluting the ownership interest of a substantial stockholder, increasing the total amount of consideration necessary for a person to obtain control of the Company, or increasing the voting power of friendly third-parties.

STOCKHOLDER VOTE REQUIRED

        Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

                                 PROPOSAL NO. 3
    AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO CONVERT PREVIOUSLY
     DESIGNATED SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B
          CONVERTIBLE PREFERRED STOCK INTO BLANK CHECK PREFERRED STOCK;

                  The Board of Directors of the Company has adopted resolutions proposing the conversion of 666,667 shares of Series A Convertible Preferred Stock and 333,333 shares of Series B Convertible Preferred Stock, each $0.10 par value per share and convertible at $1.50 and $2.50 into shares of the Company's Common Stock, respectively, into 1,000,000 Shares of Blank Check Preferred Stock, by means of an amendment to the Company's Restated Certificate of Incorporation. There are currently no shares of Preferred Stock outstanding.

                  If this amendment is adopted by the shareholders, the Board of Directors will be empowered, without the necessity of further action or authorization by the shareholders (unless required in a specific case by applicable laws, regulations or stock exchange rules), to cause the Company to issue Preferred Stock from time to time in one or more series, and to fix by resolution the relative rights and preferences of each series. Each series of Preferred Stock may rank senior to the Company's Common Stock with respect to dividends and liquidation rights.

                  The current conversion prices of both the Series A and Series B Convertible Preferred Stock, $1.50 and $2.50, respectively, do not allow the Company to use effectively the Preferred Stock to further its business strategies. Therefore the Company seeks to remove all designations upon the Series A and Series B Convertible Preferred Stock, in order for the Company to have 1,000,000 shares of blank check preferred stock available for future use.

                  The Blank Check Preferred Stock will allow the Board of Directors to determine, among other things, with respect to each series of Preferred Stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series, (ii) whether or not shares have voting rights and the extent of such voting rights, if any,
    (iii) the election, term of office, filling of any vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more series of such Preferred Stock, (iv) the dividend rights, if any, including the dividend rates, preferences with respect to other series of classes of stock, the times of payment and whether dividends shall be cumulative, (v) the redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof, (vi) the liquidation preferences and the amounts payable on dissolution or liquidation, and (vii) the terms and conditions, if any, under which shares of the series may be converted into any other series or class of stock or debt of the Company. Holders of Common Stock have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

                  The adoption of this proposal will increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. Preferred Stock will be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans. The availability of Blank Check Preferred Stock could also have certain anti-takeover effects. The Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any Preferred Stock.

                  If this proposal is adopted, then until the Board determines the respective rights of the holders of one or more series of Preferred Stock, it is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock. Typical effects of such issuance could include, however: (i) reduction of the amount otherwise available for payment of dividends on Common Stock if dividends are payable on the Preferred Stock,
    (ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restriction of the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

    STOCKHOLDER VOTE REQUIRED

                  Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE
     COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CONVERT PREVIOUSLY DESIGNATED SHARES OF SERIES A AND SERIES B PREFERRED STOCK INTO BLANK
                             CHECK PREFERRED STOCK.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
                     AS THE COMPANY'S INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                  The Board of Directors of the Company has adopted  resolutions appointing Deloitte & Touche LLP as the Company's independent certified public accountants for the ensuing year. Deloitte & Touche LLP, which has served as the Company's independent certified public accountants since 1989, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. A member of Deloitte & Touche LLP will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

    STOCKHOLDER VOTE REQUIRED

                  Ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
            THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

                  The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

                             SOLICITATION OF PROXIES

                  The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

                  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than January 1, 1998 in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that Meeting.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                                   COMMISSION

                  Copies of the annual report (Form 10-K) of the Company for the year ended December 31, 1996, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to ACTV, Inc., 1270 Avenue of the Americas, New York, New York 10020.

                              FINANCIAL STATEMENTS

                  The audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1996, and Management's Discussion and Analysis of Financial Condition and Results of Operations, which are incorporated by reference, as filed on March 31, 1997.

                                         By   Order   of  the   Board   of
                                         Directors of ACTV, Inc.

                                         William C. Samuels
                                         Chairman and Chief Executive Officer

                                         ________, 1997

                                   APPENDIX 1

          GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF ACTV, INC.

              The undersigned hereby appoints William C. Samuels, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ACTV, Inc., to be held at ACTV, Inc., 1270 Avenue of the Americas, New York, New York 10020 on May 16, 1997 at 9:30 a.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated __________, 1997 and with the discretionary powers upon all other matters which come before the meeting or any adjournment therof.

THIS PROXY IS SOLICITED ON BEHALF OF ACTV, INC.'S BOARD OF DIRECTORS.

1.  To elect three Class I directors to hold office for a term of three years.

               [ ]   FOR ALL NOMINEES       [ ]  WITHHELD FOR ALL NOMINEES

    INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

    ----------------------------------------------------------------------------

2. To approve an amendment to the Company's Restated Certificate of Incorporation which would increase the authorized shares of the Company's Common Stock to 65,000,000

               [ ]   FOR                    [ ]  AGAINST     [ ]  ABSTAIN

3. To approve amendment to the Company's Restated Certificate of Incorporation which would convert Series A and Series B Convertible Preferred Stock into 1,000,000 shares of Blank Check Preferred Stock.

               [ ]   FOR                    [ ]  AGAINST     [ ]  ABSTAIN

4. To ratify the appointment of Deloitte & Touche, LLP as the Company independent certified public accountants.

               [ ]   FOR                    [ ]  AGAINST     [ ]  ABSTAIN

5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournment thereof.

--------------------------------------------------------------------------------
                 (Continued and to be signed on the other side)

(Continued from other side)


Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                      Date: ___________________________, 1997

                                      _______________________________________
                                           (Print name of Stockholder)

                                      _______________________________________
                                            (Print name of Stockholder)

                                      _______________________________________
                                                       Signature

                                      _______________________________________
                                                       Signature

                                      Number of Shares ______________________
                                           Note:  Please sign exactly as name
                                                  appears in the Company's
                                                  records. Joint owners should
                                                  each sign. When signing as
                                                  attorney, executor or trustee,
                                                  please give title as such.